Form 8-K - CURRENT REPORT

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 23, 1999

               CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2
            (Exact name of registrant as specified in its charter)


         California                  0-11723                  94-2883067
       (State or other             (Commission             (I.R.S. Employer
       jurisdiction of             File Number)         Identification Number)
       incorporation)


                                55 Beattie Place

                              Post Office Box 1089

                       Greenville, South Carolina 29602
                   (Address of principal executive offices)


                         (Registrant's telephone number)

                                 (864) 239-1000

                                       N/A

        (Former name or former address, if changed since last report)






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Item 5.     Other Events

Consolidated Capital Institutional Properties/2 (the "Partnership" or "Registrant") was formed for the benefit of its limited partners to lend funds to Consolidated Capital Equity Partners/2 ("CCEP/2"). The Partnership loaned funds to CCEP/2 subject to a nonrecourse note with a participation interest (the "Master Loan"). As of December 15, 1999, the Partnership's investment in the Master Loan was approximately $47,595,000, less an allowance for impairment loss of approximately $29,129,000, for a net balance of approximately $18,466,000.

On December 23, 1999, CCEP/2 sold Richmond Plaza, one of its investment properties located in Richmond, VA which secured the Master Loan, to an unaffiliated third party for net sales proceeds of approximately $67,500 after payment of closing costs and assumption of the mortgage encumbering the property. The net proceeds from the sale will be paid to the Registrant as payment on the Master Loan.

Item 7.     Financial Statements and Exhibits

(c)   Exhibits

10.29 Purchase and Sale Contract between Registrant and The Bernstein Companies effective December 23, 1999.




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27

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2

                           By:      ConCap Equities, Inc.
                                    Its General Partner

                             By:    /s/Patrick J. Foye
                                    Patrick J. Foye
                                    Executive Vice President and Director

                           Date:    January 7, 2000

                                                                 Exhibit 10.29













                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P.,

                        a California limited partnership

                                    AS SELLER

                                       AND

                            THE BERNSTEIN COMPANIES,

                       a District of Columbia corporation

                                  AS PURCHASER

                       - RICHMOND PLAZA OFFICE BUILDING -


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE  1 DEFINED TERMS.....................................................1

ARTICLE  2 PURCHASE AND SALE OF PROPERTY.....................................4

ARTICLE 3 PURCHASE PRICE & DEPOSIT...........................................4

ARTICLE 4 FINANCING..........................................................5

ARTICLE 5 FEASIBILITY PERIOD.................................................5

ARTICLE 6 TITLE..............................................................7

ARTICLE 7 CLOSING...........................................................10

ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND
      PURCHASER.............................................................14

ARTICLE 9 CONDITIONS PRECEDENT TO CLOSING...................................18

ARTICLE  10 BROKERAGE.......................................................21

ARTICLE  11 POSSESSION......................................................21

ARTICLE  12 DEFAULTS AND REMEDIES...........................................21

ARTICLE  13 RISK OF LOSS OR CASUALTY........................................22

ARTICLE  14 RATIFICATION....................................................22

ARTICLE  15 EMINENT DOMAIN..................................................22

ARTICLE  16 MISCELLANEOUS...................................................23

EXHIBIT "A":  LEGAL DESCRIPTION...............................................

EXHIBIT "B":  ESCROW AGREEMENT................................................

EXHIBIT "C":  PERMITTED TITLE EXCEPTIONS......................................

EXHIBIT "D":  EXCLUDED PERMITS................................................

EXHIBIT "E":  EXCLUDED FIXTURES AND TANGIBLE PERSONAL PROPERTY................

EXHIBIT "F": RENT ROLL........................................................

EXHIBIT "G": FORM OF ESTOPPEL CERTIFICATE.....................................

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the ___ day of June, 1999 (the "Effective Date") by and among CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO, L.P., a California limited partnership, having a principal address at c/o BROAD AND CASSEL, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131, Attn: Gary M. Carman, P.A. ("Seller") and THE
BERNSTEIN COMPANIES, a District of Columbia corporation (or its permitted assignee), having a principal address at c/o THE BERNSTEIN COMPANIES, 3299 K Street N.W., Suite 700,Washington, D.C. 20007, Attn: Joe Galli ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1...Seller is the owner of a parcel of real estate more particularly described in Exhibit A attached hereto and made a part hereof located in the City of Richmond, Virginia on which improvements have been constructed, having a street address of 111 South Sixth Street, Richmond, Virginia, and commonly known as the "Richmond Plaza" office building.

R-2...Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by special warranty deed to Purchaser;

R-3...Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on and subject to the terms and conditions set forth below.

                                    ARTICLE 1

                                  DEFINED TERMS

1.1 Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.

      1.1.1 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the Commonwealth of Virginia.

      1.1.2 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

      1.1.3 "Closing Date" means the date on which date the Closing of the conveyance of the Property is held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds. The Closing Date shall be not later than thirty (30) days following conclusion of the Feasibility Period.

      1.1.4 "Commercial Lease(s)" means all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the Property, and inclusive of all leases which may have been approved by the Purchaser prior to the Closing Date.

      1.1.5 "Purchase Contract" means this Purchase and Sale Purchase Contract by and between Seller and Purchaser.

      1.1.6 "Effective Date" shall mean the date on which the last of Purchaser or Seller executes this Purchase Contract.

      1.1.7 "Excluded Permits" [Intentionally Omitted]

      1.1.8 "Financing Commitment"  [Intentionally Omitted]

      1.1.9 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property now located on the Land or in the Improvements as of the date of this Purchase Contract or acquired between the Effective Date and the Closing Date, and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit "E".

      1.1.10"Land" means all of that certain  tract of land located in Richmond,
            Virginia commonly known as The Richmond Plaza Office Building, 111 South 6th Street, Richmond, Virginia more particularly described in Exhibit "A" attached hereto and made a part hereof and all rights, privileges, easements, rights-of-way, and appurtenances pertaining thereto.

      1.1.11"Property"  means  the  Land  and  Improvements   described  in  the
            Recitals and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, Property Contracts which Purchaser elects to assume, Commercial Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

      1.1.12"Property   Contracts"  means  all  purchase  orders,   maintenance,
            service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property which Purchaser elects to assume prior to the end of the Feasibility Period, except Commercial Leases.

      1.1.13"Improvements" means all buildings and improvements, located on the Land taken "as is" containing approximately 261,929 gross square feet of office building.

      1.1.14"Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of tangible and intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however,
            (i) receivables, relating solely to the period prior to the Closing Date (ii) Property Contracts, (iii) Commercial Leases, (iv) Permits,
            (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, (viii) insurance or other prepaid Items (other than proceeds payable under insurance with respect to the Property) or (ix) books and records, except to the extent that Seller receives a credit on the Closing Statement for any such item.

      1.1.15"Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller or used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Commercial Lease.

      1.1.16"Permitted   Exceptions"   means  those   exceptions  or  conditions
            permitted to encumber the title to the Property in accordance with the provisions of Section 6.2.

      1.1.17      "Purchase  Price"  shall  have  the  meaning  set  forth  in
            Section 3.1.

      1.1.18      "Survey" shall have the meaning  ascribed thereto in Section
            6.9.

      1.1.19 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Commercial Lease.

      1.1.20 "Title Commitment" or "Title Commitments" shall have the meaning ascribed thereto in Section 6.1.

      1.1.21      "Title  Insurer" shall have the meaning set forth in Section
            6.1.


                                    ARTICLE 2

                          PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                    ARTICLE 3

                            PURCHASE PRICE & DEPOSIT

3.1   The total  purchase  price  ("Purchase  Price") for the Property  shall be
      FIFTEEN  MILLION  DOLLARS   ($15,000,000.00),   which  shall  be  paid  by
      Purchaser, as follows:

      3.1.1 Within five (5) days of the Effective Date, Purchaser shall deliver to Fidelity National Title Insurance Company, at its Virginia State Office, 3961-A Stillmen Parkway, Glen Allen, Virginia 23060, Attn:
            Betty B. Sears, ("Escrow Agent" or the "Title Company") a deposit in the sum of FIFTY THOUSAND DOLLARS ($50,000.00) in cash, which sum shall be increased at the time of expiration of the Feasibility Period (defined below) at which time Purchaser shall tender an additional sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) in cash, such that the total deposit at the time of expiration of the Feasibility Period shall equal ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) (such sums being hereinafter collectively referred to and held as the "Deposit"). Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.

      3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent is jointly directed by Seller and Purchaser, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

      3.1.3 Monies held as the Deposit shall be applied (and paid over to the Seller) on the Date of Closing as a credit against the Purchase Price payable by the Purchaser. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under
            Section 5.4.

      3.1.4.If the  sale  of  the  Property  is not  closed  by the  date  fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 13 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in
            ARTICLE 13 below.

                                    ARTICLE 4

                                    FINANCING

4.1   [This Section Intentionally Omitted]

                                    ARTICLE 5

                               FEASIBILITY PERIOD

5.1 Subject to the terms of section 5.4 below, for thirty (30) calendar days following the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the
      Property:

      5.1.1 To conduct and make any and all customary physical and regulatory studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, environmental, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys, and investigation of all zoning, code requirements applicable to the Property);

      5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to title, lease and tenant information, and books and records concerning the Property;

      5.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property;

5.2 Seller covenants and agrees that it will cooperate with Purchaser in Purchaser's investigations and inspections in that it shall provide Purchaser with all records, reports, studies, surveys, maps, rent roll, leases etc. in Seller's possession and control which relate to the Property, within five (5) days following the Effective Date. Purchaser covenants and agrees that it shall conduct its investigations and inspections in such a manner so as not to disrupt the existing tenants or the operation of the Property.

5.3 (a) Should the results of a Phase I environmental study undertaken pursuant to subparagraph 5.1.1 above warrant or indicate, in Purchaser's sole discretion, the undertaking of a Phase II environmental investigation, then the Feasibility Period shall be extended by up to thirty (30) days, at Purchaser's election, provided Purchaser has given Seller notice of such election prior to the expiration of the Feasibility Period.

      Should the results of any of the matters referred to in sub-paragraphs 5.1.1, 5.1.2 and 5.1.3 above appear unsatisfactory to Purchaser for any reason, then Purchaser in its sole discretion shall have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period (but subject to extension for late-delivered survey pursuant to subsection 6.9.1 hereof). If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.4, and Escrow Agent shall forthwith return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in this ARTICLE 5 and in ARTICLE 9.

5.4 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property in connection with Purchaser's investigations during the Feasibility Period. Purchaser shall indemnify, defend (with attorneys reasonably acceptable to Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. In the event Purchaser terminates this Purchase Contract, or fails to close the purchase, then Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as Loss Payees or Additional Insureds (at the option of Seller), with endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser. Such liability insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise). The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

5.5 Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use commercially reasonable efforts to prevent its agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, and except as may be required by applicable law, including Purchaser's attorneys and representatives, prospective lenders and engineers.

                                    ARTICLE 6

                                      TITLE

6.1 Seller shall promptly secure and forward to Purchaser a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment,") issued by an agent of Seller's choosing on Fidelity National Title Insurance Company, a title insurance company which is licensed to do business in the jurisdiction in which the Property is located ("Title Insurer") for an owner's title insurance policy on the most recent standard American Land Title Association ("ALTA") Policy form, together with legible copies of all instruments identified as exceptions therein. Seller agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment and any Owner's title policy. Purchaser shall be responsible for all costs associated with any lender's title insurance policy.

6.2 Purchaser agrees to accept title to the Land and Improvements, so long as the same is insurable at ordinary rates and any conveyance by special warranty or equivalent deed pursuant to this Purchase Contract shall be subject only to the following as of the Closing, all of which shall be deemed "Permitted Exceptions" and Purchaser agrees to accept the deed and title subject thereto:

      6.2.1 All exceptions noted in Exhibit "C" attached hereto;

      6.2.2 All Commercial Leases;

      6.2.3 Real estate and property taxes solely to the extent not due and payable (provided that Seller shall pay all taxes attributable to the period prior to closing).

6.3 The existence of other mortgages, liens, or encumbrances shall not be objections to title, provided that the same are fully paid, discharged or released and properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Title Insurer at Closing or, in the alternative, with respect to any institutional mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.

6.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the applicable Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.

6.5 If at Closing, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and within Seven (7) calendar days following receipt of such Notice may elect to cure such objection or unfulfilled condition for up to Thirty (30) calendar days. Should Seller be able to cure such title objection or condition, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before Fifteen (15) calendar days after Notice of such cure or waiver.

6.6 If during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the title company issuing the Title Commitment on or before Seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, in which event Purchaser shall release and quitclaim all of Purchaser's right and interest in such Property to Seller, Purchaser shall be entitled to return of the Deposit, and the parties hereto shall have no further obligations to each other.

6.7 Seller covenants that it will not create, permit or cause any lien or encumbrance (other than Commercial Leases approved by Purchaser) to attach to the Property between the date of this Purchase Contract and the Closing Date; any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date.

6.8 Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception or that has been waived or deemed to have been waived by Purchaser.

6.9 Purchaser at its sole cost and expense, may cause to be prepared a survey for the Property ("Survey") to be delivered to Purchaser and Seller within the Feasibility Period. The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders; (vi) shall contain a perimeter legal description of the Property which may be used in the special warranty deed, if applicable in the jurisdiction where the Property is located; (vii) shall be certified to Purchaser, Purchaser's lender (if any), Seller and Title Insurer as being true and correct; and (viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing.

      6.9.1 Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period (or with ten
            (10) days after receipt of the survey whichever is later, but in no event later than forty-five (45) days from the Effective Date) in accordance with the procedures set forth in ARTICLE 5 above.

      6.9.2 Purchaser agrees to make payment in full of all costs of obtaining Surveys required by this Purchase Contract on or before Closing or termination of this Purchase Contract.

                                    ARTICLE 7

                                     CLOSING

7.1   Dates, Places Of Closing Costs, Prorations, and Delinquent Rent.

      7.1.1 The Closing shall take place in the Virginia State Office of the Title Insurer, or such other place as the parties shall mutually agree upon at a time mutually agreed upon on the Closing Date. If requested by Seller or Purchaser, the parties shall agree to conduct closing through a pre-closing, an escrow or other arrangement reasonably requested by the parties, whereby the parties and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

      7.1.2 Seller shall pay the "Grantor Tax", and Purchaser shall pay the "Recordation Tax", or the parties shall allocate the responsibility for payment of transfer taxes as is customary in the jurisdiction of the Property location. Each party shall bear the costs of its own legal counsel.

      7.1.3 The Closing Date may be extended without penalty at the option of Seller to a date not later than Ninety (90) Days following the Closing Date specified above to satisfy a condition required hereunder to be satisfied by Seller, or such other date as is mutually acceptable to Seller and Buyer.

      7.1.4.All normal and  customarily  proratable  items,  including,  without limitation, Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts pre-paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits and any interest thereon under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing or credited against the Purchase Price. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. For purposes of this Section
            7.1.4. and Section 7.1.5. and 7.1.6. the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, percentage rents and common area maintenance charges. The provisions of this Section shall apply during the Proration Period (as defined below).

      7.1.5.If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation.

      7.1.6.If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time on or after the Closing Date, and (ii) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, shall be promptly paid to the other party. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which may be withheld in its sole discretion), and the delivery of the Assignment as defined in
            Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this
            Section 7.1.6. shall apply during the Proration Period.

7.2   Items To Be Delivered Prior To Or At Closing.

      7.2.1 Seller. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:

            7.2.1.1 Special warranty deed to Purchaser or permitted assignee. The acceptance of the deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.

            7.2.1.2 A Bill of Sale without recourse or warranty except as to title with no liens, and right to convey covering all Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

            7.2.1.3 An Assignment (to the extent assignable and in force and effect) without recourse or warranty except as to title with no liens, and right to assign all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

            7.2.1.4     A closing statement executed by Seller.

            7.2.1.5 A vendor's affidavit in the customary form reasonably acceptable to Purchaser to enable Title Insurer to delete the standard exceptions, (other than matters constituting any Permitted Exceptions to the title insurance policy set forth in this Purchase Contract and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and

            7.2.1.6  A certification of Seller's  non-foreign status pursuant to
                     Section 1445 of the Internal Revenue Code of 1986, as amended.

            7.2.1.7     The  original  Title  Commitment,  "marked"  to delete
                     requirements and all but Permitted Exceptions.

            7.2.1.8 Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.

            7.2.1.9 The original Tenant Leases and lease files, to the extent that Seller has possession and control over them.

            7.2.1.10 Such other  instruments,  documents or  certificates as are required to be delivered by Seller to Purchaser in accordance with any of the other provisions of this Purchase Contract.

      7.2.2 Purchaser. At Closing, Purchaser shall deliver to Seller the following items with respect to each Property being conveyed or transferred by merger at such Closing:

            7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Purchaser, or to Purchaser's designee, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments.

            7.2.2.2     A closing statement executed by Purchaser.

            7.2.2.3     A countersigned counterpart of the Bill of Sale.

            7.2.2.4     A countersigned counterpart of the Assignment.

            7.2.2.5 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

                                    ARTICLE 8

      REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

8.1   Representations And Warranties Of Seller.

      8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

            8.1.1.1 Seller identified in the Recitals is lawfully and duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and has taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any Purchase Contract, agreement, contract indenture, obligation order, rule, etc. to which Seller is a party or by which Seller or any Subsidiary Owner is otherwise bound. Seller has not made any other Purchase Contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property applicable to the foregoing representation;

            8.1.1.2 Seller is the sole and exclusive owner of insurable, fee title (legal and equitable) to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions;

            8.1.1.3     There are no  adverse or other  parties in  possession
                     of the Property, except for tenants under the Commercial Leases;

            8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;

            8.1.1.5 Seller is not a "foreign person", and Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended;

            8.1.1.6 There are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or, to Seller's knowledge threatened against the Property, as applicable;

            8.1.1.7  There  are  no  claims  for  labor   performed,   materials
                     furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;

            8.1.1.8 To Seller's actual knowledge, (i) the tenants listed in the Rent Roll (as attached as Exhibit F) are the only tenants occupying the Property; (ii) there are no other leases, tenancies or other arrangements under which any other party has a right to occupy all or any part of the Property;
                     (iii) copies of all Commercial Leases, and all amendments thereto and guaranties thereof, if any, have been or will be furnished by Seller to Purchaser and the copies so provided are true, correct and complete, and there are no unwritten agreements or understanding relating thereto;
                     (iv) the Commercial Leases have not been amended, modified or terminated (except for any amendments delivered to Purchaser pursuant to the preceding sentence) and are in full force and effect; (v) the Commercial Leases are presently in full force and effect and there are no material defaults thereunder; (vi) the Rent Roll is true, accurate and correct in all material respects; and (vii) all leasing and real estate brokerage fees and commissions and tenant allowance or concessions, if any, for the initial term, and any renewal term presently in effect, of each Commercial Lease have been paid, unless otherwise disclosed to Purchaser prior to the conclusion of the Feasibility Period.

            8.1.1.9 To Seller's actual knowledge , there are no other contracts which relate to or affect the Property which have not been disclosed or will not have been disclosed to Purchaser during the Feasibility Period.

            8.1.1.10 Seller has  received no notice as to pending or  threatened adverse  zoning  changes,  the  existence of any  Hazardous
                     Materials, ADA violations or condemnation regarding the Property.

            8.1.1.11 That to the best of  Seller's  knowledge  and  belief,  the
                     Property is in good operating condition with no material defects and is not in need of any material repairs; and that the Property is in material compliance with all applicable laws.

      8.1.2 Except for the representations and warranties expressly set forth above in Subsection 8.1.1, the Property is expressly purchased and sold "AS IS", "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information provided by Seller and, other than as set forth above in
            Section 8.1.1, no statements, representations or warranties, express or implied, shall be enforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deed(s) conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, any Subsidiary Owner, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Except as may be herein provided, Purchaser shall rely only upon the Title Commitment obtained by Seller for the benefit of Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Commercial Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section 8.1.3 below.

      8.1.3 Seller and Purchaser agree that those  representations  contained in
            Section 8.1 shall survive Closing for a period of One (1) year (that is, any proceeding based on the breach of a representation contained in Section 8.1 that survives Closing must be commenced within One
            (1) year subsequent to the date of such representation). In the event that Seller breaches any representation contained in Section
            8.1 and Purchaser had actual knowledge of such breach at Closing and proceeded to close notwithstanding such breach, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith.

      8.1.4 For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any individual personal liability. As used herein, the term "Designated Representative" shall refer to Sarah M. Murman, (Property Manager, Insignia/ESG, Inc. Real Estate-Seller's property manager) being the person with the most "day -to-day" knowledge of the Property.

8.2   Representations And Warranties Of Purchaser

      8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

      8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:

            8.2.2.1 The Bernstein Companies, is a corporation duly organized, validly existing and in good standing under the laws of District of Columbia.

            8.2.2.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no further consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.

            8.2.2.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

            8.2.2.4 Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not
                     (i) violate any of the provisions of their respective certificates of incorporation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

            8.2.2.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

      8.2.3 Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.

                                    ARTICLE 9

                         CONDITIONS PRECEDENT TO CLOSING

9.1 Without limiting any of Purchaser's rights hereunder, Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

      9.1.1 All of the documents required to be delivered by Seller to Purchaser at Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;

      9.1.2 Each of the representations and warranties of Seller contained herein shall be true as of the Closing Date;

      9.1.3 Seller shall have complied with, fulfilled and performed each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

      9.1.4 No later than five (5) business days prior to the Closing Date, Seller shall obtain and deliver to Purchaser estoppel certificates, dated no earlier than 30 days prior to Closing ("Estoppel Certificates"), from at least 70% of Tenants of the Property (based on square footage of the Property), but which must include Estoppel Certificates from James River Corporation and from Department of Information and Technology (State of Virginia), and which must not reflect any material inconsistency with the Rent Roll. Seller shall use reasonable, diligent and good faith efforts to obtain each such Estoppel Certificate substantially in the form attached to this Agreement as Exhibit G and certified to Purchaser and any and all other parties required by Purchaser during the Feasibility Period (the "Purchaser's Form Certificate"); provided, however, that in the event that Seller is unable to obtain the Purchaser's Form Certificate from any Tenant, Seller shall use reasonable and good faith efforts to obtain, from that Tenant, an Estoppel Certificate in the form required by that Tenant's respective Commercial Lease; If Seller fails (despite its diligent efforts) to obtain (and timely deliver) an Estoppel Certificate, from the number of Required Tenants as determined above, Purchaser's sole remedy shall be either to (i) terminate this Purchase Contract, and receive a return of its deposit; or (ii) proceed to close and waive the requirement of such an Estoppel Certificate with respect to the Required Tenant's Lease and tenancy for which Seller fails to procure an Estoppel Certificate.

      9.1.5 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above.

9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

      9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct when made, and shall be true and correct on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.

      9.2.2 Purchaser   shall  have  fully   performed  and  complied  with  all
            covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

      9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.

                                   ARTICLE 10

                               COVENANTS OF SELLER

10.1 Effective as of the Contract Date, Seller hereby covenants with Purchaser as follows:

      10.1.1Seller shall  neither  terminate,  extend,  or amend any  Commercial
            Lease, in any material respect, nor execute any new lease, license, or other agreement affecting the ownership or operation of the Property or for personal property, equipment, or vehicles, without Purchaser's prior written approval (which approval shall not be unreasonably withheld and shall be deemed given if Purchaser's written disapproval is not delivered to Seller within five (5) business days following Seller's written request for such approval). If Purchaser approves, then it shall assume responsibility for tenant improvements and leasing commissions.

      10.1.2Seller shall not terminate,  extend,  or amend any existing Property
            Contract or enter into any new contract with respect to the ownership and operation of the Property that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of the Property after Closing, without Purchaser's prior written approval (which approval shall not be unreasonably withheld and shall be deemed given if Purchaser's written disapproval is not delivered to Seller within five (5) business days following Seller's request for such approval). If Purchaser approves, it shall be required to assume all obligations of such contract(s).

      10.1.3Seller  shall  operate and manage the Property in the same manner in which it is being operated as of the Effective Date, maintaining present services, and shall maintain the Property in its same repair and working order; and shall perform, when due, all of Seller's obligations under the Commercial Leases, Property Contracts, Permits and other agreements relating to the Property and otherwise in accordance with all applicable laws, ordinances, rules and regulations affecting the Property. Except as otherwise specifically provided herein, at Closing, Seller shall deliver the Property in substantially the same condition as exists on the Effective Date, reasonable wear and tear and damage by casualty or condemnation excepted.

      10.1.4Seller shall, to the extent Seller obtains knowledge thereof, promptly notify Purchaser of any material change in any condition with respect to the Property, or of the occurrence of any event or circumstance, that makes any representation or warranty of Seller to Purchaser under this Purchase Contract untrue or misleading, or any covenant of Purchaser under this Purchase Contract incapable or less likely of being performed.

                                   ARTICLE 11

                                    BROKERAGE

11.1 Seller represents and warrants to Purchaser that it has dealt only with Mr. Andy Glick, Pinnacle Realty, 7316 Wisconsin Avenue, Suite 300,
      Bethesda, Maryland 20814 ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Mr. Andy Glick, Pinnacle Realty, 7316 Wisconsin Avenue, Suite 300, Bethesda, Maryland 20814, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party.

11.2 Seller agrees to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

11.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 12

                                   POSSESSION

12.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.

                                   ARTICLE 13

                              DEFAULTS AND REMEDIES

13.1 In the Event Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's inability to convey title as required by this Purchase Contract, or defaults hereunder prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.4, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.4 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.4 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.

13.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to
      (i) elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent) or
      (ii) to seek specific performance of this Purchase Contract, or, in the event Closing has occurred, Purchaser may file an action against Seller seeking recovery for all actual losses, damages, costs and expenses suffered as a result of such default of Seller, but in no event shall Purchaser be entitled to recover consequential damages as a result of any such alleged breach or default by Seller.

                                   ARTICLE 14

                            RISK OF LOSS OR CASUALTY

14.1 Seller agrees to keep the Property insured between the Effective Date and the date of Closing. In the event that at the time of Closing all or substantially all of the Property is (or has been) damaged by fire or other casualty, Purchaser may elect, in its sole discretion to (i) terminate this Purchase Contract by written notice to Seller in which event the Deposit shall be returned to Purchaser, or (ii) proceed to close subject to (1) a reduction in the Purchaser Price equal to the deductible under Seller's casualty insurance policy for the Property and (2) an assignment to Purchaser of any insurance proceeds in respect of fire or other casualty occurring between the date of ratification of this contract and the time of settlement and Seller shall reasonably cooperate with Purchaser in the adjustment and settlement of any such claims. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but may do so at its option in which case Seller may apply the insurance proceeds to the costs of restoration.

                                   ARTICLE 15

                                  RATIFICATION

15.1 This Purchase Contract shall be null and void unless fully ratified by Purchaser and Seller on or before June 15, 1999 at 5:oo p.m., DST.

                                   ARTICLE 16

                                 EMINENT DOMAIN

16.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award.

                                   ARTICLE 17

                                  MISCELLANEOUS

17.1  Exhibits And Schedules

            All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.

17.2  Assignability

            This Purchase Contract is assignable by Purchaser to an affiliate of Purchaser (meaning an entity which is wholly owned or controlled by Purchaser) without the necessity of obtaining the prior written approval of the Seller, but shall not be then further assigned without Seller's prior written approval.

17.3  Binding Effect

            This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

17.4  Captions

            The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

17.5  Number And Gender Of Words

            Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

17.6  Notices

            All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the Third (3rd) business day following the date of mailing addressed as follows:

                 If to Seller:                    If to Purchaser:
                 Consolidated Capital Equity      The Bernstein Companies

                 Partners/Two L.P.                3299 K Street NW, Suite 700
                 c/o  AIMCO                       Washington, D.C. 20007
                 18730 South Bellaire Street      Attn: Joe Galli
                 Suite 1700
                 Denver, CO 80222




                 and                              and
                 David Marquette

                 Argent Real Estate Services,     N/A
                 Inc.
                 1401 Brickell Avenue

                 Suite 520
                 Miami, Florida 33131
                 e-mail: argent1@ix.netcom.com
                         ---------------------
                 Fax: (305) 371-6898


                 with a copy to:                  With a copy to:

                 Gary Carman, Esq.                David M. Martin, Esq.
                 and                              and David Tiger, Esq.
                 Thomas J. Palmieri, Esq.         SWIDLER BERLIN
                 Broad and Cassel                 3000 K Street, Suite 300
                 201 S. Biscayne Boulevard        Washington, D.C. 20007
                 Suite 3000                       Phone:  (202) 424-7598
                 Miami, Florida 33144             e-mail: dmmartin@swidlaw.com
                                                          --------------------
                 Phone:  (305) 373-9400           e-mail: dtiger@swidlaw.com
                                                          ------------------
                 e-mail:                          Fax: (202) 424-7645
                 tpalmier@broadandcassel.com      Fax: (202) 424-7643
                 ---------------------------
                 Fax:  (305) 373-9443


            Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

17.7  Governing Law And Venue

            The laws of the Commonwealth of Virginia shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

17.8  Entirety And Amendments

            This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

17.9  Severability

            If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

17.10 Multiple Counterparts

            This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.

17.11 Further Acts

            In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

17.12 Construction

            No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

17.13 Confidentiality

            Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants, agents or consultants. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, unless specifically provided herein and any other representations or warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

17.14 Time Of The Essence

            It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.

17.15 Cumulative Remedies And Waiver

            Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

17.16 Litigation Expenses

            In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

17.17 Time Periods

            Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

17.18 Exchange

            At the requesting party's sole cost and expense, Seller or Purchaser may structure the sale or purchase of the Property as a Like Kind Exchange under Internal Revenue Code Section 1031 whereby one party will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of another property (the "Like Kind Exchange"). Each party shall cooperate fully and promptly with the other's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by the requesting party, and the other party shall not be required to take title to or contract for the purchase of any other property. If a qualified intermediary is used to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by the Like Kind Exchange. The requesting party shall indemnify and hold harmless the other party from and against any and all liability arising from and out of the Like Kind Exchange.

      NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

                        Seller:     CONSOLIDATED      CAPITAL     EQUITY
                                    PARTNERS/TWO   L.P.,   a  California
                                    limited partnership

                                    By:                             [SEAL]
                                       ---------------------------
                                    Printed:

                                     Title:

                        Purchaser:  THE  BERNSTEIN  COMPANIES,  a District  of
                                    Columbia corporation

                                    By:                             [SEAL]
                                       ---------------------------
                                    Printed:

                                     Title:


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                         EXHIBIT "A": LEGAL DESCRIPTION

      ALL that certain piece or parcel of land with all improvements thereon and appurtenances thereto belonging, lying and being in the City of Richmond, Virginia, bounded on the north by the south line of East Cary Street, on the east by the west line of South Seventh Street, on the south by the north line of East Canal Street and on the west by the east line of South Sixth Street, and being more particularly shown on that certain plat of survey dated February 10, 1984, prepared by Chas. H. Fleet & Assoc., R.F. Jett, Commonwealth of Virginia Certified Land Surveyor, Certificate No. 14 and 545, which plat survey is entitled "Plat of Property Situated Between 6th Street, 7th Street, Canal Street and Cary Street, Richmond, Virginia", and recorded in Plat Book 26, page 25.

      Being the same property conveyed to Consolidated Capital Equity Partners/Two L.P., a California Limited Partnership, by deed from Equity Partners/Two, a California General Partnership, dated November 15, 1990, recorded November 19, 1990, in Deed Book 252, page 1410, in the Clerk's Office, Circuit Court, City of Richmond, Virginia.


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MIA1\REALEST\155978.1
24115/0010 TJP vv 5/17/99 8:42 AM

                          EXHIBIT "B": ESCROW AGREEMENT

      THIS ESCROW AGREEMENT ("Escrow Agreement") made this day of _____________, 1999 by and among, CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P., a California limited partnership ("Seller"); THE BERNSTEIN COMPANIES, a District of Columbia corporation ("Purchaser"); and FIDELITY NATIONAL TITLE INSURANCE COMPANY ("Escrow Agent");

                                   WITNESSETH:

      Whereas Purchaser and Seller are parties to a certain Purchase and Sale Contract (the "Purchase Contract") made and dated as of June _____, 1999; and

      Whereas, the Purchase Contract requires that Purchaser provide a Deposit in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) in cash to be held pursuant to an escrow agreement approved by Purchaser and Seller.

      Now, therefore, the parties agree to the following:

1. Establishment of Escrow. Escrow Agent hereby acknowledges receipt of the initial deposit of FIFTY THOUSAND DOLLARS ($50,000.00) in cash (the "Escrow Fund"), to be deposited, held, invested, and disbursed for the benefit of Seller and Purchaser and their respective successors and assigns, as provided herein and as provided in the Purchase Contract.

2. Investment of Escrow Fund. All funds received by Escrow Agent shall be held in insured accounts and invested in such short-term, high-grade securities, money market funds or accounts, as jointly directed by Seller and Purchaser and all interest and income thereon together with all subsequent contract deposits and all interest and income thereon shall become part of the Escrow Fund and shall be remitted to the party entitled to the Escrow Fund, as set forth below.

3. Application of Escrow Fund. Escrow Agent shall hold the Escrow Fund as provided above and (a) if the sale of the Property is closed by the date fixed therefore (or any extension date provided for by mutual written consent of the parties hereto, given or withheld in their respective sole discretion), Escrow Agent shall deliver the Escrow Fund to Seller in immediately available funds by wire transfer in accordance with the instructions of Seller on the Closing Date as set forth in the Purchase Contract, (b) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Escrow Agent shall return and refund the Escrow Fund to Purchaser, (c) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall give Notice to the Escrow Agent and Seller and in such Notice shall state whether it elects as its remedy return of the Escrow Fund or specific performance of the Purchase Contract; if Purchaser elects return of the Escrow Fund, Escrow Agent shall return and refund the Escrow Fund to Purchaser (d) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, Escrow Agent shall forthwith deliver to Seller the Escrow Fund in immediately available funds by wire transfer in accordance with the instructions of Seller, and (e) if Purchaser shall have canceled the Purchase Contract on or before the expiration of the Feasibility Period (as defined in the Purchase Contract), the Escrow Agent shall return and refund the Escrow Fund to Purchaser.

      If on or prior to the termination of the Escrow Agreement, a party claims to be entitled to payment of the Escrow Fund under the provisions referred to, such party shall give Notice to the Escrow Agent and the other party of the claim in writing, describing in such Notice the nature of the claim, and the provisions of the Purchase Contract on which the claim is based. Unless the other party sends the Escrow Agent a written objection to the claim, with a copy concurrently to the claiming party, within Ten (10) days after delivery of the Notice of claim, the claim shall be conclusively presumed to have been approved. In such case, or in the event of mutual written consent of the parties hereto, given or withheld in their respective sole discretion, Escrow Agent shall, within Two (2) business days thereafter, pay the claim as demanded. Notwithstanding the foregoing, Escrow Agent shall deliver the Escrow Fund to Seller forthwith upon Closing in accordance with the terms of subpart (a) of the immediately preceding paragraph.

      When all monies held by Escrow Agent have been finally distributed in accordance herewith, this Escrow Agreement shall terminate.

4. Liability. Escrow Agent will be obligated to perform only the duties that are expressly set forth herein. In case of conflicting demands upon Escrow Agent, it may (i) refuse to comply therewith as long as such disagreement continues and make no delivery or other disposition of any funds or property then held (and Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting or adverse claims or demands, except for its failure to exercise due care, willful breach and willful misconduct); and
(ii) continue to so refrain and so refuse to act until all differences have been adjusted by agreement and, Escrow Agent has been notified thereof in writing signed jointly by Seller and Purchaser or (iii) to interplead the portion of Escrow Fund in dispute.

5. No Obligation to Take Legal Action. Escrow Agent shall not be under any obligation to take any legal action in connection with this Escrow Agreement or for its enforcement, or to appear in, prosecute, or defend any action or legal proceeding which, in its opinion, would or might involve it in any costs, expense, loss, or liability, unless and as often as required by it, it is furnished with satisfactory security and indemnity against all such costs, expenses, losses, or liabilities.

6. Status of Escrow Agent. Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable (except for its failure to exercise due care, willful breach or willful misconduct) for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited pursuant to this Escrow Agreement, nor as to the identity, authority, or rights of any person executing the same. Escrow Agent's duties hereunder shall be limited to the safekeeping and investment of money, instruments, and securities received by it as Escrow Agent and for their disbursement in accordance with the written escrow instructions given it in accordance with this Escrow Agreement.

7. Written Instructions of Parties. Notwithstanding any contrary provision contained herein, Escrow Agent shall, at all times, have full right and authority and the duty and obligation to pay over and disburse the principal, interest and quitclaim deed of the Escrow Fund in accordance with the joint written instructions signed by Seller and Purchaser.

8. Notices. Any required or permitted Notice or other communication under this Escrow Agreement ("Notice") shall be given as follows. All Notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by federal express or other recognized national overnight courier service maintaining records of delivery, or sent by registered or certified mail, postage pre-paid, and addressed as set forth below:

                 If to Seller:                    If to Purchaser:
(a)              Consolidated Capital Equity      The Bernstein Companies
                 Partners/Two L.P.                3299 K Street NW, Suite 700
                 c/o  AIMCO                       Washington, D.C. 20007
                 18730 South Bellaire Street      Attn: Joe Galli
                 Suite 1700
                 Denver, CO 80222

                 and                              and

                 David Marquette                  N/A
                 Argent Real Estate Services,
                 Inc.
                 1401 Brickell Avenue

                 Suite 520
                 Miami, Florida 33131
                 e-mail: argent1@ix.netcom.com
                         ---------------------
                 Fax: (305) 371-6898


(b)
                 with a copy to:                  with a copy to:

                 Gary Carman, Esq.                David M. Martin, Esq.
                 and                              and David Tiger, Esq.
                 Thomas J. Palmieri, Esq.         SWIDLER BERLIN
                 Broad and Cassel                 3000 K Street, Suite 300
                 201 S. Biscayne Boulevard        Washington, D.C. 20007
                 Suite 3000                       Phone:  (202) 424-7598
                 Miami, Florida 33144             e-mail: dmmartin@swidlaw.com
                                                          --------------------
                 Phone:  (305) 373-9400           e-mail: dtiger@swidlaw.com
                                                          ------------------
                 e-mail:                          Fax: (202) 424-7645
                 tpalmier@broadandcassel.com      Fax: (202) 424-7643
                 ---------------------------
                 Fax:  (305) 373-9443

            (c)   If to Escrow Agent:

                  Fidelity National Title Insurance Company
                  Virginia State Office
                  3961-A Stillmen Parkway
                  Glen Allen, Virginia 23060
                  Attn: Betty B. Sears

      Any party may change the address to which Notices are to be addressed by giving the other parties Notice in the manner herein set forth. All such Notices, requests, demands and other communications shall be deemed to have been delivered (i) as of the day of receipt, in the case of personal delivery, or
(ii) as of the day of receipt or attempted delivery date in the case of delivery by air courier, or (iii) as of the date of receipt or first attempted delivery, as evidenced by the return receipt card, in the case of mailing by certified or registered United States mail.

9. Fee. Escrow Agent shall receive an fee of N/A for its services hereunder, but be paid or reimbursed for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or paid in connection with carrying out its duties hereunder, all amounts to be payable by Purchaser and not out of the Escrow Fund. Non-payment of such fee by Purchaser shall not entitle Escrow Agent to refuse or fail to act as required by this Escrow Agreement.

10.   Titles  and  Section  Headings.   Titles  of  sections  and  subsections
      ------------------------------
contained in this Escrow Agreement are inserted for convenience of reference only, and neither form a part of this Escrow Agreement or are to be used in its construction or interpretation.

11.   Counterparts.  This  Escrow  Agreement  may be executed in any number of
      ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Non-Waiver. No waiver by either party of any breach of any term or condition of this Escrow Agreement shall operate as a waiver of any other breach of such term or condition or of any other term or condition. No failure to enforce such provision shall operate as a waiver of such provision or of any other provision hereof, or constitute or be deemed a waiver or release of any other party for anything arising out of, connected with, or based upon this Escrow Agreement.

13. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns. The parties recognize and acknowledge that the powers and authority granted Escrow Agent herein are each irrevocable and coupled with an interest. Escrow Agent shall have no liability to any Seller for any mistakes in judgment in the performance of any function hereunder, except for failure to exercise due care, willful breach and willful misconduct.

14.   Nonlimitation  of Liability.  Nothing  contained herein shall in any way
      ---------------------------
limit the liabilities, obligations and remedies of Seller and Purchaser as set forth in the Purchase Contract.

15.   Governing  Law.  This  Escrow   Agreement   shall  be  governed  by  and
      --------------
construed in accordance with the laws of the  Commonwealth of Virginia.

16.   Time of Essence.  Time is of the essence of this Escrow Agreement.
      ---------------

17.   Entire  Agreement;  Modification.  This Escrow Agreement  supersedes all
      --------------------------------
prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.


                 [ Signatures appear on the following page ]

      In witness whereof each of the parties hereto has caused this Escrow Agreement to be executed on its behalf duly authorized persons, all as of the day and year first above written.

                                    CONSOLIDATED      CAPITAL     EQUITY
                                    PARTNERS/TWO   L.P.,   a  California
                                    limited partnership

                                       By:

                                      Name:

                                      Its:

                                    THE  BERNSTEIN  COMPANIES,  a District  of

                                    Columbia corporation

                                       By:

                                      Name:

                                      Its:

                               FIDELITY NATIONAL TITLE INSURANCE COMPANY

                                       By:

                                      Name:

                                      Its:

                   EXHIBIT "C": PERMITTED TITLE EXCEPTIONS



1. Taxes assessed for the year of the date of Closing, and subsequent years.

2. Easements, or claims of easements, not shown by the public records, boundary line disputes, overlaps, encroachments, and any matters not of record which would be disclosed by an accurate survey and inspection of the premises. (Note: this "standard" survey exception to be deleted upon production of a properly certified survey of the Property, but any particular matters such as the foregoing revealed by the survey will be included as exceptions).

3. Easement granted Virginia Electric and Power Company dated September 23, 1978, recorded in Deed Book 694B, page 20 for construction, operation and maintenance of electric transformers, together with attachments, equipment, etc.

4. Unrecorded Lease with The Commonwealth of Virginia, Department of Information Technology, as modified from time to time by unrecorded instrument and further modified by Agreement dated February 24, 1984, recorded March 14, 1984, in Deed Book 828, Page 1880, Settlement Agreement dated April 16, 1993, recorded in Deed Book 356, Page 1461, by Lease Extension Agreement dated June 25, 1993, recorded in Deed Book 356, Page 1450 and by Amendment to Lease dated March 1, 1994, recorded in Deed Book 392, Page 1316.

5. Deed of Lease with the Commonwealth of Virginia by the Supreme Court of Virginia dated October 16, 1995, recorded November 17, 1995, as Instrument No. 95-22123.

6.    Rights of tenants in possession under unrecorded leases.

                          EXHIBIT "D": EXCLUDED PERMITS

                             [Intentionally Omitted]

        EXHIBIT "E": EXCLUDED FIXTURES AND TANGIBLE PERSONAL PROPERTY





                                      NONE

                             EXHIBIT "F": RENT ROLL

                                  (June, 1999)

                  EXHIBIT "G": FORM OF ESTOPPEL CERTIFICATE


To: The Bernstein Companies, its successor and assigns; and Fidelity National Title Insurance Company

                             (Lease to be Attached)

                              ESTOPPEL CERTIFICATE

      The undersigned, ______________________________________ ("Tenant"), hereby certifies that:

1. Annexed hereto as Exhibit A is a true and correct copy of the lease ("Lease"), dated as of the ____________ day of ________________, 19___, by and
between the undersigned, as tenant ("Tenant"), and ________________________________________________ as landlord ("Landlord"), covering certain [insert type of property] space ("Premises") in the building located at _____________________ ("Building"). The net rentable square footage of the Premises is ________________________.

2. The Lease is valid and in full force and effect on the date hereof. The term of the Lease commenced on ____________, 19___, and the termination date of the present term of the Lease, excluding renewals, is __________________, 19___.

3. There are no other agreements between Landlord and Tenant with respect to the Premises.

4. There are no uncured defaults on the part of Tenant or on the part of Landlord under the Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default under the Lease.

5.    There are no accrued and unpaid tenant concessions or allowances except
---------------------------------.

6. Fixed Rent payable by Tenant presently is $______________ per month and no such rent has been paid more than 30 days in advance of its due date. Tenant's security deposit is $_______________.

7. Additional Rent (including Tenant's share of tax increases and cost of living increases) payable by Tenant presently is $______________ per month and no such rent has been paid more than 30 days in advance of its due date.

8. Tenant claims no present charge, lien or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder.

9. Tenant has accepted possession of the Premises and any improvements required by the terms of the Lease to be made by the lessor thereunder have been completed to the satisfaction of Tenant.

10. The address for notices to be sent to Tenant is as set forth in the Lease.

11. This Estoppel Certificate may be relied upon by any prospective purchaser of the Building or lender to a purchaser of the Building. If any prospective lender so requires, whether currently or at a future date, Tenant will execute and deliver, for the benefit of such lender, a subordination, nondisturbance and attornment agreement, in form and substance reasonably and mutually acceptable to Tenant and such lender.

12. Tenant has no right of first refusal, option or other right to purchase the Premises or the Building, nor does Tenant have any right to unilaterally cancel the Lease. Tenant has no renewal options or expansion options.

13. Rents payable pursuant to the Lease are not based upon the income or profits of Tenant.

14. There is not a material amount of personal property demised to the Tenant under or in connection with the Lease.

15. Except for those services required (under the express terms of the Lease) to be provided by Landlord to Tenant, the Landlord provides no other services to the Tenant in connection with its lease of the Premises.

16. The Lease was not entered into in connection with a sale/leaseback transaction.

17.   There are no subleases under or in connection with the Lease.


      IN WITNESS WHEREOF, the undersigned has executed and delivered this Estoppel Certificate on the ___________ day of ______________, 19____.

                                    -------------------------------
                                    (Tenant)

                                       By:

                                     Title: